SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2004

INDUS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events.

     On August 17, 2004, Indus International, Inc. announced that it has further restructured certain business activities in its continuing efforts to reduce operating expenses, enhance cash flow and improve operating efficiencies and will record a restructuring charge of up to $1.8 million during the current quarter ending September 30, 2004. The restructuring charge relates to the anticipated severance costs associated with the elimination of more than 70 positions resulting from the elimination of certain professional services personnel as part of the Company’s strategic move to partner with systems integrators, a reallocation of resources to higher growth products and markets, and final consolidation of all North American accounting functions in the Company’s Atlanta headquarters.

Item 9. Regulation FD Disclosure.

     Also on August 17, 2004, the Company issued revised revenue and income/loss guidance for the second fiscal quarter ending September 30, 2004. The press release announcing the further business restructuring and the revised financial guidance is furnished as Exhibit 99.1 to this report and is incorporated in this Item 9 by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.
/s/ Gregory J. Dukat
Name:	Gregory J. Dukat
Title:	Chief Executive Officer and President

Date: August 17, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 17, 2004 relating to further business restructuring and revised financial guidance